UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 9, 2007

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2007, Merix Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report Mark R. Hollinger’s resignation as the Company’s Chairman, President and Chief Executive Officer; the election of William C. McCormick, age 73, as Chairman of the Board of Directors; and the appointment of Mr. McCormick as Interim Chief Executive Officer and President of the Company. The Original 8-K is incorporated herein by this reference. This amendment is being filed to include Mr. McCormick’s compensation information as required by Item 5.02 of Form 8-K.

On February 16, the Company’s Board of Directors, upon recommendation of the Human Resources and Compensation Committee, fixed Mr. McCormick’s compensation for service as Interim Chief Executive Officer. He will receive cash compensation at the rate of $21,000 per month for his services as Interim Chief Executive Officer. While Mr. McCormick serves as Interim Chief Executive Officer, he will not receive any cash compensation for service as a director, but will continue to receive the stock options and stock grants received by non-employee directors.

Mark R. Hollinger resigned as a director effective February 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2007	/s/ Stephen M. Going
Stephen M. Going Vice President General Counsel and Secretary